UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2019

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in Item 5.02 of this Current Report on Form 8-K filed by Eastside Distilling, Inc. (“Eastside”), effective August 8, 2019, Directors Trent Davis, Michael Fleming, David Holmes and Matt Szot resigned from the Board of Directors (the “Board”) of Eastside. At the time of their resignations, Eastside’s Audit Committee was comprised of Messrs. Szot (Chair), Davis and Fleming, Eastside’s Compensation Committee was comprised of Messrs. Davis (Chair), Fleming and Szot, and Eastside’s Nominating and Corporate Governance Committee was comprised of Messrs. Fleming (Chair) and Davis.

As a result, on August 8, 2019, Eastside notified The Nasdaq Stock Market that, as a result of the resignations of Messrs. Davis, Fleming, Holmes, and Szot, it was not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires Eastside’s Board to consist of a majority of independent directors, Nasdaq Listing Rule 5605(c)(2)(A), which requires Eastside’s Audit Committee to be comprised of at least three independent directors, and Nasdaq Listing Rule 5605(d)(2)(A), which requires Eastside’s Compensation Committee to be comprised of at least two independent directors.

Eastside intends to fill the vacancies on the Board as promptly as possible in order to regain compliance on a timely basis in accordance with Nasdaq Listing Rules.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

On August 8, 2019, Directors Trent Davis, Mick Fleming, David Holmes and Matt Szot resigned from the Board of Eastside effective on that date. These directors indicated that their resignations related to an unwillingness to continue to serve under circumstances where they believed that continuing to serve would be constrained by other non-management individuals associated with Eastside. Prior to their respective resignations, Mr. Davis served as chair of Eastside’s Compensation Committee and also served on the Audit Committee and Nominating & Corporate Governance Committee, Mr. Fleming served as chair of the Nominating & Corporate Governance Committee and also served on the Audit Committee and Compensation Committee, and Mr. Szot served as chair of Eastside’s Audit Committee and also served on the Compensation Committee.

As disclosed in Item 3.01 of this Current Report on Form 8-K, the resignations resulted in Eastside’s non-compliance with the Nasdaq Listing Rules. The Board intends to conduct a prompt director search process to come into compliance with the Nasdaq Listing Rules.

The resignations were not the result of a disagreement regarding Eastside’s financial reporting or internal controls over financial reporting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2019, the Board approved an amendment to Eastside’s Amended and Restated Bylaws (“Restated Bylaws”) to provide that a majority of the directors in office shall constitute a quorum for the transaction of business at meeting of the Board. A copy of Eastside’s Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 8, 2019, Eastside held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of Eastside’s common stock voted in person or by proxy at the Meeting was 7,775,225, representing approximately 84.86% of the 9,162,313 shares outstanding and entitled to vote at the Meeting. The following matters were submitted to a vote of the shareholders, the results of which were as follows:

1. Election of Directors.

The following persons were elected as directors of Eastside by the votes cast as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul Shoen	5,513,751	276,525	1,984,949

Jack Peterson	5,441,158	349,118	1,984,949

Owen Lingley	5,528,954	261,322	1,984,949

David Holmes(1)	2,904,931	2,885,345	1,984,949

(1)	Mr. Holmes tendered his resignation prior to the annual meeting and did not accept his re-election to the Board.

The following persons received fewer votes “For” than votes “Withheld” as directors of Eastside and resigned as directors, with the votes cast as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Trent Davis	2,876,174	2,914,102	1,984,949

Michael Fleming	2,817,843	2,972,433	1,984,949

Matthew Szot	2,651,891	3,138,385	1,984,949

2. Approval of Executive Compensation.

Advisory approval of compensation of Eastside’s named executive officers passed with the following votes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,654,508	561,037	574,731	1,984,949

3. Amendment to Articles of Incorporation.

The amendment to Eastside’s articles of incorporation to increase the number of authorized shares of Eastside’s Common Stock from 15,000,000 to 50,000,000 was not approved per the votes cast as follows:

Votes For	Votes Against	Abstentions
3,987,079	3,397,415	390,731

4. Ratification of M&K CPAS, PLLC.

The proposal to ratify M&K CPAS, PLLC as Eastside’s independent registered public accounting firm for fiscal year 2019 was approved as follows:

Votes For	Votes Against	Abstentions
7,524,303	16,211	234,711

Item 9.01. Financial Statements and Exhibits.

Number	Description

3.1	Amended and Restated Bylaws of Eastside Distilling, Inc., effective August 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2019

EASTSIDE DISTILLING, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Financial Officer